
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000872467
<NAME> KRUPP GOVERNMENT INCOME TRUST-II

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                      10,365,473
<SECURITIES>                               267,826,210<F1>
<RECEIVABLES>                                1,644,180
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            15,672,321<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             295,508,184
<CURRENT-LIABILITIES>                        1,662,833<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   294,836,757
<OTHER-SE>                                   (991,406)<F4>
<TOTAL-LIABILITY-AND-EQUITY>               295,508,184
<SALES>                                              0
<TOTAL-REVENUES>                             5,306,978<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,294,362<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              4,012,616
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          4,012,616
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,084,916
<EPS-PRIMARY>                                      .22
<EPS-DILUTED>                                      .22

<F1>Includes Participating Insured Mortgage Investments ("PIMIs") (insured mortgages of $150,117,411 and Additional Loans of $29,952,351), Partcipating Insured Mortgages ("PIM's") of $49,529,348 and Mortgage-Backed Securities ("MBS") of $38,227,100.
<F2>Includes prepaid acquisition fees and expenses of $16,483,642 net of accumulated amortization of $4,912,429 and prepaid participating servicing of $5,494,547 net of accumulated amortization of $1,393,439.
<F3>Includes deferred income on Additional Loans of $1,656,456.
<F4>Unrealized loss on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $534,747 of amortization for prepaid fees and expenses.

